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As filed with the Securities and Exchange Commission on May 23, 2011

Registration No. 333-171123

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lone Pine Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	27-3779606 (I.R.S. Employer Identification Number)

Suite 2500, 645-7 Avenue SW
Calgary, Alberta,
Canada T2P 4G8
(403) 292-8000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary
Forest Oil Corporation
707 17th Street, Suite 3600
Denver, Colorado 80202
(303) 812-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Alan P. Baden Shelley A. Barber Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 (212) 237-0000 (917) 849-5353 (fax)	Gary L. Sellers Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000 (212) 455-2502 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 8 to the registration statement on Form S-1 (File No. 333-171123) of Lone Pine Resources Inc. is being filed solely to amend Item 16 of Part II thereof and to transmit an exhibit thereto. This Amendment No. 8 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this Amendment No. 8 does not include a copy of the preliminary prospectus.

 PART II

Information not required in prospectus

Item 13.    Other expenses of issuance and distribution

The following table sets forth our estimated costs and expenses (other than underwriting discounts) payable in connection with this offering.

SEC registration fee	$26,738
FINRA filing fee	38,000
Printing and engraving expenses	350,000
Legal fees and expenses	2,500,000
Accounting fees and expenses	1,250,000
NYSE and TSX listing fees	400,000
Transfer agent and registrar fees	3,500
Miscellaneous	431,762

Total	$5,000,000

Item 14.   Indemnification of directors and officers

Our certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the DGCL or any other law of the State of Delaware permits. If the DGCL or any other law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director will be limited to the fullest extent permitted by the amended DGCL or other law, as applicable.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our bylaws also contain indemnification rights for our directors and our officers. Specifically, our bylaws provide that we shall indemnify our officers and directors to the fullest extent authorized by applicable law. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

Item 15.    Recent sales of unregistered securities

Except for the issuance of common stock to Forest, Lone Pine has not issued any securities in unregistered transactions. The issuance of common stock to Forest was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 16.    Exhibits and financial statement schedules

(a) Exhibit Index

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•
should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been qualified by disclosures that were made to the other party in connection with the negotiation of the application agreement, which disclosures are not necessarily reflected in the agreement;

•
may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit no.		Description of exhibit

1.1	**	Form of Underwriting Agreement
3.1	**	Amended and Restated Certificate of Incorporation of Lone Pine
3.2	**	Amended and Restated Bylaws of Lone Pine
4.1	**	Rights Agreement
4.2	**	Certificate of Designation
5.1	*	Opinion of Vinson & Elkins L.L.P.
10.1	**	Form of Separation and Distribution Agreement
10.2	**	Form of Transition Services Agreement
10.3	**	Form of Tax Sharing Agreement
10.4	**	Form of Employee Matters Agreement
10.5	**	Form of Registration Rights Agreement
10.6	**	Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent

Exhibit no.		Description of exhibit

10.6.1	**	First Amendment dated April 29, 2011 to Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent
10.7	**	Second Amended and Restated Promissory Note dated March 25, 2010 between Canadian Forest Oil Ltd. and Forest Oil Corporation (Previously filed as Exhibit 10.9 to Amendment No. 1 to the Registration Statement)
10.8	**	Amendment No. 1 dated May 13, 2010 to Second Amended and Restated Promissory Note dated March 25, 2010 between Canadian Forest Oil Ltd. and Forest Oil Corporation (Previously filed as Exhibit 10.10 to Amendment No. 1 to the Registration Statement)
10.9	**	Amendment No. 2 dated June 15, 2010 to Second Amended and Restated Promissory Note dated March 25, 2010 between Canadian Forest Oil Ltd. and Forest Oil Corporation (Previously filed as Exhibit 10.11 to Amendment No. 1 to the Registration Statement)
10.10	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan
10.11	**	Form of Lone Pine Resources Inc. Severance Agreement for Chief Executive Officer
10.12	**	Form of Lone Pine Resources Inc. Severance Agreement for Executive Officers and Key Employees
10.13	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Restricted Stock Agreement
10.14	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (in lieu of Restricted Stock) for Canadian Director Grantees
10.15	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees
10.16	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (SAR Award) Agreement for Canadian Employee Grantees
10.17	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Performance Unit Award Agreement for Canadian Grantees
10.18	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Stock Option Agreement for Canadian Grantees
10.19	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only)
21.1	**	List of Subsidiaries
23.1	*	Consent of Vinson & Elkins L.L.P. (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	**	Consent of Ernst & Young LLP
23.3	**	Consent of DeGolyer and MacNaughton
24.1	**	Powers of Attorney (included on the signature page of the initial Registration Statement)
24.2	**	Powers of Attorney (included in the signature page of Amendment No. 2 to the Registration Statement)
24.3	**	Powers of Attorney (included on the signature page attached hereto)
99.1	**	Reserves Audit Report of DeGolyer and MacNaughton, independent petroleum engineering consulting firm, dated April 5, 2011
99.2	**	Consent of H. Craig Clark, Director Nominee

Exhibit no.		Description of exhibit

99.3	**	Consent of Patrick R. McDonald, Director Nominee
99.4	**	Consent of Loyola G. Keough, Director Nominee
99.5	**	Consent of H. Clayton Peterson, Director Nominee
99.6	**	Consent of David M. Fitzpatrick, Director Nominee

*      Filed herewith.

**    Previously filed.

(b) Financial Statement Schedules

None.

Item 17.    Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, Canada, on May 23, 2011.

Lone Pine Resources Inc.
By:	/s/ DAVID M. ANDERSON Name: David M. Anderson Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 23, 2011.

Signature		Title

/s/ DAVID M. ANDERSON David M. Anderson		President, Chief Executive Officer, and Director (Principal Executive Officer)
* Michael N. Kennedy		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* H. Craig Clark		Director
* Patrick R. McDonald		Director
*By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Attorney-in-fact

 Exhibit index

Exhibit no.		Description of exhibit

1.1	**	Form of Underwriting Agreement
3.1	**	Amended and Restated Certificate of Incorporation of Lone Pine
3.2	**	Amended and Restated Bylaws of Lone Pine
4.1	**	Rights Agreement
4.2	**	Certificate of Designation
5.1	*	Opinion of Vinson & Elkins L.L.P.
10.1	**	Form of Separation and Distribution Agreement
10.2	**	Form of Transition Services Agreement
10.3	**	Form of Tax Sharing Agreement
10.4	**	Form of Employee Matters Agreement
10.5	**	Form of Registration Rights Agreement
10.6	**	Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent
10.6.1	**	First Amendment dated April 29, 2011 to Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent
10.7	**	Second Amended and Restated Promissory Note dated March 25, 2010 between Canadian Forest Oil Ltd. and Forest Oil Corporation (Previously filed as Exhibit 10.9 to Amendment No. 1 to the Registration Statement)
10.8	**	Amendment No. 1 dated May 13, 2010 to Second Amended and Restated Promissory Note dated March 25, 2010 between Canadian Forest Oil Ltd. and Forest Oil Corporation (Previously filed as Exhibit 10.10 to Amendment No. 1 to the Registration Statement)
10.9	**	Amendment No. 2 dated June 15, 2010 to Second Amended and Restated Promissory Note dated March 25, 2010 between Canadian Forest Oil Ltd. and Forest Oil Corporation (Previously filed as Exhibit 10.11 to Amendment No. 1 to the Registration Statement)
10.10	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan
10.11	**	Form of Lone Pine Resources Inc. Severance Agreement for Chief Executive Officer
10.12	**	Form of Lone Pine Resources Inc. Severance Agreement for Executive Officers and Key Employees
10.13	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Restricted Stock Agreement
10.14	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (in lieu of Restricted Stock) for Canadian Director Grantees
10.15	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees
10.16	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (SAR Award) Agreement for Canadian Employee Grantees
10.17	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Performance Unit Award Agreement for Canadian Grantees
10.18	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Stock Option Agreement for Canadian Grantees
10.19	**	Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only)

Exhibit no.		Description of exhibit

21.1	**	List of Subsidiaries
23.1	*	Consent of Vinson & Elkins L.L.P. (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	**	Consent of Ernst & Young LLP
23.3	**	Consent of DeGolyer and MacNaughton
24.1	**	Powers of Attorney (included on the signature page of the initial Registration Statement)
24.2	**	Powers of Attorney (included on the signature page of Amendment No. 2 to the Registration Statement)
24.3	**	Powers of Attorney (included on the signature page attached hereto)
99.1	**	Reserves Audit Report of DeGolyer and MacNaughton, independent petroleum engineering consulting firm, dated April 5, 2011
99.2	**	Consent of H. Craig Clark, Director Nominee
99.3	**	Consent of Patrick R. McDonald, Director Nominee
99.4	**	Consent of Loyola G. Keough, Director Nominee
99.5	**	Consent of H. Clayton Peterson, Director Nominee
99.6	**	Consent of David M. Fitzpatrick, Director Nominee

*      Filed herewith.

**    Previously filed.

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EXPLANATORY NOTE
PART II Information not required in prospectus
  Item 13. Other expenses of issuance and distribution
  Item 14. Indemnification of directors and officers
  Item 15. Recent sales of unregistered securities
  Item 16. Exhibits and financial statement schedules
  Item 17. Undertakings
Signatures
Exhibit index